WATERFORD INTERNATIONAL, INC.
and
ATI, INC. DBA AMERICAN TECHNOLOGIES, INC.

ARTICLES OF SHARE EXCHANGE

     Pursuant to the provisions of the Colorado Business Corporation Act (CRS 7-7-101, et seq., as amended) the undersigned corporations adopt the following Articles of SHARE EXCHANGE:

     FIRST: Attached hereto as Exhibit A is the Plan of Share Exchange of WATERFORD INTERNATIONAL, INC., a Colorado corporation, and ATI, INC. DBA AMERICAN TECHNOLOGIES, INC., a Wisconsin corporation.

     SECOND: The Plan of Share Exchange was duly adopted by the Boards of Directors of the respective corporations on April 21, 1998, and approved by the Board of Directors of WATERFORD INTERNATIONAL, INC. on April 21, 1998, and by the shareholders of ATI, INC. DBA AMERICAN TECHNOLOGIES, INC., on April 21, 1998, in the manner prescribed by Section 7-111-103(1-9) of the Colorado Business Corporation Act. The number of shares voted for the Plan of Share Exchange was, with respect to each corporation, sufficient for approval as set forth below.

(A) The number of shares of WATERFORD INTERNATIONAL, INC. outstanding at the time of such adoption was 2,217,500, and the number of Shares entitled to vote thereon was:

2,217,500.

The number of shares of ATI, INC. DBA AMERICAN TECHNOLOGIES, INC. outstanding at the time of such adoption was 2,753,840, and the number of shares entitled to vote thereon was:

2,753,840.

The designation and number of outstanding shares of each class entitled to vote thereon as a class were:

NONE.

(B) The number of shares voted for such Plan of Share Exchange by WATERFORD INTERNATIONAL, INC. was 2,000,000, and the number of shares voted against such Plan of Share Exchange was:

NONE.

     IN WITNESS WHEREOF, the following persons have duly executed and verify these Articles of Share Exchange this 21st day of April, 1998.

WATERFORD INTERNATIONAL, INC.,
a Colorado corporation

Attest:

/s/ Mark T. Thatcher        /s/ Christopher O. Werner
_____________________       By:______________________
MARK T. THATCHER,           CHRISTOPHER O. WERNER,
Secretary                   President


ATI, INC. DBA AMERICAN TECHNOLOGIES, INC., a Wisconsin corporation

Attest:

/s/ William H. Geenen       /s/ Larry Bestor
_____________________       By:______________________
WILLIAM H. GEENEN,          LARRY BESTOR,
Chief Financial Officer     President

STATE OF WISCONSIN )
                   ) ss:
COUNTY OF          )

This instrument was acknowledged and executed before me this _____ day of _______________, 1998, by CHRISTOPHER O. WERNER, President of WATERFORD INTERNATIONAL, INC., a Colorado corporation.

                                   ______________________________
                                   Notary Public

My Commission Expires:
[SEAL]

STATE OF WISCONSIN )
                   ) ss:
COUNTY OF          )

This instrument was acknowledged and executed before me this _____ day of _______________, 1998, by LARRY BESTOR, President of ATI, INC. DBA AMERICAN TECHNOLOGIES, INC., a Wisconsin corporation.

                                   ______________________________
                                   Notary Public

My Commission Expires:
[SEAL]